Tecogen Inc. 45 First Avenue, Waltham, MA 02451 • ph: 781-466-6400 • fax: 781-466-6466 • www.tecogen.com Tecogen Appoints Abinand Rangesh as CEO WALTHAM, MA, 1/30/2023 – Tecogen Inc. (OTCQX: TGEN), a clean energy company providing ultra-efficient and clean on-site power, heating, and cooling equipment, is pleased to announce the appointment of Dr. Abinand Rangesh as CEO. Dr. Rangesh is presently the CFO and a member of the Company’s Board of Directors. He has been with the Company since 2016 and has held roles in various divisions including sales, business development and strategy. Prior to joining Tecogen, he was the CTO of Lumisolair, a solar and wind powered off-grid energy company, COO of Peek You, a software company and CEO of Lumi Ventures where he oversaw multiple startup investments for a high-net-worth investor. In addition, Dr. Rangesh has multiple design patents and has published multiple scientific papers in peer reviewed journals. Dr. Rangesh earned both his Ph.D. and engineering degree from the University of Cambridge, United Kingdom. “We thank Mr. Benjamin Locke, the outgoing CEO, for his years of dedicated service to the company and wish him all the best in his next chapter,” said Dr. John Hatsopoulos, Lead Director of Tecogen, “Dr. Rangesh brings a unique blend of strategy, engineering and finance skills and experience in company turn arounds. We would like to congratulate Dr. Rangesh on his new role and look forward to unlocking the value of Tecogen for our shareholders.” About Tecogen Tecogen Inc. designs, manufactures, installs, and maintains high efficiency and ultra-clean cogeneration products, including combined heat and power systems, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational, and industrial applications. The company’s cost efficient, reliable, and environmentally friendly products for energy production nearly eliminate criteria pollutants and significantly reduce customers’ carbon footprint. In business for over 35 years, Tecogen has shipped more than 3,150 units, supported by an established network of engineering, sales, and service personnel throughout North America. Aggregate run hours on Tecogen’s InVerde cogeneration systems exceeds 5 million hours. For more information, please visit www.tecogen.com or contact us for a free Site Assessment. Tecogen, InVerde e+, Ilios, Tecochill, Tecofrost, Tecopack, Tecopower, and Ultera are registered trademarks of Tecogen Inc. Forward Looking Statements This press release contains “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "likely" or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

Tecogen Inc. 45 First Avenue, Waltham, MA 02451 • ph: 781-466-6400 • fax: 781-466-6466 • www.tecogen.com In addition to the Risk Factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors,” factors that could cause our actual results to differ materially from past and projected future results include the impact of the coronavirus pandemic on demand for our products and services, the availability of incentives, rebates and tax benefits relating to our products, changes in the regulatory environment relating to our products, competing technological developments, and the availability of financing to fund our operations and growth. Tecogen Media & Investor Relations Contact Information: Abinand Rangesh, CEO P: (781) 466-6402 E: Abinand.Rangesh@Tecogen.com